POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints
Ellen M. Smith and Issa
Yesufu, signing singly, the undersigned's true and lawful attorney-in-fact to:
(1) prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S.
Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and
any other documents necessary or appropriate to obtain codes and passwords enabling the
undersigned to make electronic filings with the SEC of reports required by
Section 16(a) of the
Securities Exchange Act of 1934 or any rule or regulation of the SEC;
(2) execute for and on behalf of the undersigned, in the undersigned's capacity as an executive officer
and/or director of Mondelez International, Inc. (the "Company"), Forms 3, 4 and
5 in accordance
with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;
(3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or
desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendment or
amendments thereto, and timely file such form with the SEC and any stock exchange or similar
authority; and
(4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion
of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the
undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of
the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such
terms and conditions as such attorney-in-fact may approve in such attorney-in-facts discretion.
The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and
every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and
powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally
present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-
fact, or such attorney-in-facts substitute or substitutes, shall lawfully do or cause to be done by virtue of this
Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing
attorneys-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the
Company assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Securities
Exchange Act of 1934.
This Power of Attorney is effective June 1, 2023 and revokes all prior Powers of
Attorney relating to reporting
under Section 16 of the Securities Exchange Act of 1934 of the Company's
securities and the matters outlined
above and shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and
5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless
earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact or in a
subsequently filed instrument.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 7th day
of June. 2023.

/s/ Cees 't Hart
Signature
Cees 't Hart
Print Name

Exhibit 24.1